EXHIBIT 8.1.B

                       OPINION OF Thelen Reid & Priest LLP
            WITH RESPECT TO MATERIAL STATE OF NEW JERSEY TAX MATTERS


                    [LETTERHEAD OF Thelen Reid & Priest LLP]


March 19, 2002

JCP&L Transition Funding LLC
c/o GPU Service, Inc.
76 South Main Street
Akron, OH  44308

         Re:      JCP&L Transition Funding LLC Transition Bonds

Ladies and Gentlemen:

         We have acted as New Jersey State tax counsel to JCP&L Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds of the Company to be offered from time to time as described in the prospectus (the "Prospectus") included as part of the Registration Statement. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus.

         In connection with the opinion referred to below, we have reviewed the New Jersey Electric Discount and Energy Competition Act, including Section 51.a. thereof, and in addition have relied on the private letter ruling addressed to

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JCP&L with respect to the issuance of the Transition Bonds issued by the
Internal Revenue Service dated March 31, 2000, as amended by the private letter ruling dated August 10, 2000.

         Members of our firm are admitted to practice in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

         We hereby adopt and confirm to you our opinion as set forth under the headings "Summary of Terms - Material Income Tax Considerations" and "Material State of New Jersey Tax Matters for the Transition Bondholders" in the Prospectus, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the headings "Summary of Terms - Material Income Tax Considerations" and "Material State of New Jersey Tax Matters for the Transition Bondholders" in the Prospectus.

                                        Very truly yours,


                                        /s/ Thelen Reid & Priest LLP

                                        Thelen Reid & Priest LLP